UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

August 24, 2023

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.07 for further information regarding the election of directors at the annual stockholders’ meeting of Gaucho Group Holdings, Inc. (the “Company”) held on August 24, 2023.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company convened its 2023 Annual Stockholder Meeting (the “Meeting”) virtually on August 24, 2023 at 12:00 p.m. Eastern Time. A quorum was present for the Meeting.

At the Meeting, five proposals were submitted to the stockholders for approval as set forth in the definitive 2023 Proxy Statement as filed with the SEC on July 10, 2023. As of the record date, June 30, 2023, a total of 6,809,348 shares of common stock of the Company were issued and a total of 6,809,067 shares of common stock were outstanding and entitled to vote. The holders of record of 4,098,293 shares of common stock were present in person or represented by proxy at said meeting for a total of 4,098,293 votes represented at the meeting. Such amount represented 60.189% of the shares entitled to vote at such meeting.

At the Meeting, the stockholders approved all six proposals submitted. The votes on the proposals were cast as set forth below:

1.	Proposal No. 1 – Election of directors. The stockholders elected the director nominees presented to the stockholders – Scott L. Mathis and William Allen – to serve a three-year term as Class III directors until their successors are elected and qualified.

Name	Shares FOR	WITHHOLD Authority To Vote	Broker Non- Vote
Class III Director — Scott L. Mathis	2,583,442	55,348	1,459,503
Class III Director — William Allen	2,596,061	42,729	1,459,503

2.	Proposal No. 2 – Reverse Stock Split. The stockholders approved the grant to the Board of Directors of discretion on or before June 30, 2024, to implement a reverse stock split of the outstanding shares of common stock in a range of one-for-two (1:2) up to one-for-ten (1:10).

Shares FOR	Shares AGAINST	ABSTAIN
3,533,220	544,054	21,019

3.	Proposal No. 3 – Advisory Vote on Executive Compensation. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

Shares FOR	Shares AGAINST	ABSTAIN	Broker Non- Vote
2,327,076	264,969	46,745	1,459,503

4.	Proposal No. 4 – Issuance of Shares upon Conversion of Private Placement Notes. The stockholders approved the issuance of up to 15,000,000 shares of our common stock upon the conversion of convertible promissory notes issued in a private placement.

Shares for THREE Years	Shares for TWO Years	Shares For ONE Year	ABSTAIN	Broker Non-Vote
2,008,789	208,016	402,631	19,354	1,459,503

5.	Proposal No. 5 – Approval of Auditor. The stockholders ratified and approved Marcum, LLP as the Company’s independent registered accounting firm for the year ended December 31, 2022.

Shares FOR	Shares AGAINST	ABSTAIN
3,897,855	54,617	145,821

Item 7.01 Regulation FD Disclosure.

For a recording of the 2023 Annual Stockholder’s Meeting which includes commentary by the Company’s President and CEO, Scott Mathis, please see: https://www.cstproxy.com/gauchogroupholdings/2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 25th day of August, 2023.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO